                              FORBEARANCE AGREEMENT
                              ---------------------

     This Forbearance Agreement (this "Agreement") dated as of November 27, 2002 is by an between Gilman + Ciocia, Inc., a Delaware corporation, located at 11 Raymond Avenue, Poughkeepsie, New York 12603 (the "Borrower"), North Ridge Securities Corp. ("North Ridge"), Prime Capital Services, Inc. ("Prime"), the following guarantors: Prime Financial Services, Inc., North Shore Capital Management Corp., Asset & Financial Planning, Ltd., e1040.com, inc, G + C Schlager & Associates Inc., G + C Mortgage Line Inc. (the "Corporate Guarantors"), Thomas Povinelli, James Ciocia and Michael Ryan (the "Individual Guarantors" and collectively, with the Corporate Guarantors, the "Guarantors") and Wachovia Bank, National Association, formerly known as First Union National Bank, having an office at 190 River Road, Summit, New Jersey 07901 (the "Bank").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Bank, the Borrower, North Ridge, Prime and the Guarantors entered into a certain Revolving Credit and Term Loan Agreement dated as of December 27, 2001 ("Loan Agreement"), pursuant to which the Bank made available certain credit facilities described herein (the Loan Agreement, together with all of the security agreements, assignments and any other documents given by the Borrower and/or Guarantors in favor of the Bank, hereinafter the "Loan Documents");

     WHEREAS, the Bank extended a credit facility to the Borrower for working capital pursuant to a Revolving Credit Note dated as of December 27, 2001 in the original principal amount of $2,000,000. (the "Revolving Credit Note");

     WHEREAS, the Bank extended a term credit facility to the Borrower pursuant to a Term Loan Note dated as of December 27, 2001 in the original principal sum of $5,000,000. (the "Term Loan Note" and together with the Revolving Credit Note, the "Loan");

     WHEREAS, Borrower is in default of certain financial covenants described in that certain Notice of Default and Demand for Payment dated September 19, 2002 from counsel to the Bank to Borrower and Guarantors (the "Demand Letter");

     WHEREAS, the because of such default, the obligations under the Loan are due and payable;

     WHEREAS, the Borrower and Guarantors are unable to repay the Loan which are due and payable and as a result have requested that the Bank further forbear and extend the time of payment for the Loan to and including November 1, 2003 (the "Maturity Date") and the Bank has agreed to so forbear, absent its demand, under the terms and conditions set forth herein;

     WHEREAS, the Borrower has advised the Bank that it will comply with a repayment schedule to repay the Bank as set forth herein;

     WHEREAS, the Borrower has further advised the Bank that it will comply with a repayment schedule whether or not the Royal/Pinnacle Transaction occurs all as more particularly set forth herein; and

     WHEREAS, the Borrower has advised the Bank that Pinnacle Taxx Advisors LLC ("Pinnacle"), Thomas Povinelli and David Puyear are negotiating the terms of a Rights and Information Transfer Facilitation Agreement with Royal Alliance Associates, Inc. ("Royal") and such agreement (the "Royal/Pinnacle Transaction") would provide additional cash flow to repay the Bank;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to continue the existing loan facility and extend payment of the Loan, the Borrower and Guarantors hereby agree with the Bank as follows:

                                   ARTICLE I
                                  Definitions

     A. General Definitions. The terms defined herein include the plural as well as the singular, as the context may require. Except as otherwise indicated, all agreements defined herein refer to the same as they may from time to time be amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith. All such terms not defined herein shall have the meanings and definitions as defined in the Loan Agreement.

     B. Terms Defined in Uniform Commercial Code. All other terms contained in this Agreement (and which are not otherwise specifically defined herein or in the Loan Documents) shall have the meanings provided by the Uniform Commercial Code of the State of New York (the "Uniform Commercial Code") to the extent the same are used or defined therein.

                                   ARTICLE II
                                 Payment Terms

     A. Obligations. The Borrower and Guarantors hereby confirm and acknowledge that as of November 26, 2002 the outstanding principal amount of the Revolving Credit Note is $2,000,000.00, and the outstanding principal amount of Term Loan
Note is $4,250,000.00 both of which loan facilities are due without defense, offset, counterclaim or right of recoupment. The Borrower hereby confirms and acknowledges that the Bank is no longer obligated to make any Advances under the Revolving Credit Note.

     B. Repayment of Loan. The Borrower shall make payments to the Bank:

        (i) with respect to the Revolving Credit Note, absent demand, interest monthly as set forth below on the 10th day of each month until the Maturity Date, plus principal payments in accordance with the Individual Buyouts Projections submitted to the Bank (the "Individual Buyouts Projections") as set forth on Schedule A, in reduction of the Revolving

Credit Note, in the principal amount of $250,000 on March 10, 2003, $250,000 on April 10, 2003, $250,000 on May 10, 2003 and $250,000. on June 10, 2003 and the
remaining principal balance on the Maturity Date; and

     (ii) with respect to the Term Loan Note, absent demand, by making its regular payments of principal in the amount of $83,333.33 plus interest as set forth below on the 10th day of each month thereafter until the Maturity Date when remaining principal balance is due. Notwithstanding the terms of repayment on the Term Loan Note contained in the immediately preceding sentence, the principal payment shall be recalculated by the Bank in June, 2003 in its sole and absolute discretion and a revised repayment schedule will begin in July, 2003 on the 10th day of July and on the 10th day of each month thereafter until the Maturity Date when the remaining balance, if any, is due.

     C. Interest. The Loans shall continue to bear interest at the LIBOR Market Index Rate plus the Applicable Margin. For purposes of this Agreement, the term Applicable Margin is hereafter increased one (1.0%) so that the LMI Spread and the Eurodollar Spread is increased from 2.75% to 3.75%. Interest shall be charged on the Revolving Credit Note and on the Term Loan Note, from the date of this Agreement, at the new rate.

     D. Mandatory Payment of Cash Flow. Commencing on May 1, 2003, Borrower shall pay to the Bank on or before the tenth day of each month under this Agreement the amount equal to 50% of the amount of cash and marketable securities possessed by the Borrower, directly or indirectly, that exceeds $1,500,000 for such monthly period. For purposes of this mandatory payment, the determination shall be made as of the last day of each month and shall be paid on the 10th day of the next ensuing month. All payments pursuant to this Section shall be applied first to the outstanding balance on the Revolving Credit Note and then to the Term Loan Note. Further, amounts contained in the broker-dealer reserve to the extent of regulatory requirements and historical levels shall not be included in the calculation of cash and marketable securities for purposes of this Section.

     E. The Borrower shall pay a $50,000. default waiver fee to the Bank, payable in two installments: $25,000. on or before December 31, 2002 and the balance on or before March 10, 2003.

     F. The Borrower shall pay $17,000., for past due legal fees paid by the Bank to Esanu Katsky Korins & Siger, LLP on or before December 31, 2002.

                                  Article III
                              Conditions Precedent

     A. The Bank's obligations under this Agreement are subject to its satisfactory receipt and review of the following and upon the completion of the following items by the Borrower and receipt and satisfactory review by the Bank, shall this Agreement by effective on such date (the "Effective Date") of the following:

         (i) this Agreement, which shall be duly executed by the parties hereto, and the agreements and documents referred to herein;

         (ii) the receipt of a UCC, tax lien and judgment search demonstrating that the Bank has a first priority security interest in the assets of Borrower and Guarantors, except for certain permitted liens shown on the schedule of permitted liens attached hereto as Schedule C, against Borrower and Guarantors, the costs for the account of Borrower;

         (iii) the Individual Buyouts Projections (herein defined);

         (iv) Pinnacle Buyout Projections (herein defined);

         (v) payment of $60,342.50 of fees and $2,691.01 of expenses of the Bank's counsel; and

         (vi) such other agreements and instruments as the Bank reasonably deems necessary to carry out the terms and provisions of this Agreement.

                                   Article IV
                                Representations

     A. The Borrower, North Ridge, Prime and Guarantors each, hereby represents and warrants that:

         (i) no default has occurred under the Loan Agreement except that Borrower has failed to comply with material financial covenants as described in the Demand Letter;

         (ii) it has no defenses, claims, counterclaims, causes of action, right of offset or right of recoupment against the Bank;

         (iii) no litigation, proceeding or action is pending or threatened against them other than as separately disclosed by Borrower to the Bank on Exhibit A attached hereto and made a part hereof; and

         (iv) the execution and delivery of this Agreement and all of the other Loan Documents are within its powers, corporate or otherwise, have been duly authorized or will be ratified by all necessary corporate action, and do not contravene, or constitute a default under any provision of applicable law or regulation of any of its corporate documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon it.

                                   Article V
                                   Covenants

     A. The Borrower covenants and agrees that all of the covenants, representations, warranties and agreements set forth in the Loan Documents (except its financial covenants) are true as of the date hereof.

     B. In addition to the financial reporting requirements set forth in the Loan Agreement, the Borrower covenants and agrees that so long as this Agreement remains in effect (whether or not there are any outstanding obligations):

       (i) Except as otherwise expressly provided for herein, the Borrower shall keep proper books and records in accordance with a consistent application (except as otherwise disclosed to the Bank) of GAAP in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of the Borrower;

       (ii) as soon as practicable but in any event within seven (7) Business Days of delivery to the Borrower, a copy of any letter issued by the Borrower's independent public accountants or other management consultants with respect to the Borrower's financial or internal accounting systems or controls;

       (iii) as soon as practicable but in any event not more than three (3) Business Days after the President, any Vice President or Chief Financial Officer of the Borrower obtains knowledge of the occurrence or the existence of a Default or Event of Default hereunder, notice of any and all such Defaults or Events of Default;

       (iv) as soon as practicable but in any event within five (5) Business Days after the respective due dates, copies of all federal, state and local corporate income and/or franchise tax returns, and any other correspondence or notices from any federal, state or local taxing authority; and

       (v) as soon as practicable, such other business or financial data, reports, evaluations or studies (whether or not prepared by the Borrower) as the Bank may reasonably request.

     All financial statements delivered to the Bank pursuant to this Article (except where otherwise expressly indicated) shall be prepared in accordance with GAAP, applied on a consistent basis (except as otherwise disclosed to the Bank), and shall be certified by (a) the President or Chief Financial Officer of the Borrower and (b) with respect to such financial statements described in clause (iv) above the independent public accountants performing the review pursuant to a certificate stating that, in conducting the review necessary to permit them to issue a report with respect to such financial statements, they have obtained no knowledge of the existence of a Default or Event of

Default, or, if such accountants did obtain such knowledge, specifying the nature of the Default or Event of Default.

     C. The Borrower shall maintain in full force and effect its corporate existence, licenses, bonds, franchises, leases, patents, trademarks, contracts and other rights necessary to the profitable conduct of its business. The Borrower shall comply with any and all labor or employment related laws, statutes, rules and regulations of any governmental or quasi-government authority asserting jurisdiction for such transfer of business location. The Borrower shall continue in and limit its operations to the same general line or type of business as that presently conducted by it and shall comply in all material respects with all applicable laws and regulations of all federal, state or local governmental authorities. The collateral and all books and records shall remain, at all times, at the Borrower's principal place of business and the Borrower may not transfer the collateral, books or records from Borrower's principal place of business to any other location without the prior written consent of the Bank except, if applicable, sales of inventory in the ordinary course of business.

     D. The Borrower shall prepare and timely file all federal, state and local tax returns required to be filed by it and pay and discharge all taxes, assessments and other governmental charges or levies imposed upon it or in respect of any of its property and assets before the same shall become in default, as well as all lawful claims which, if unpaid, might become a Lien upon its property and assets or any part thereof, except those which are contested in good faith by it and for which it has maintained adequate reserves in accordance with GAAP.

     E. The Borrower shall at all times and at its expense maintain public liability, professional liability, product liability and third party property insurance, and shall keep such of its tangible assets as constitute collateral insured against loss or damage by fire, theft, explosion and all other hazards and risks insured against by other owners or users of similar businesses in amounts at least equal to the lesser of (i) the outstanding principal balance of the Loan, or (ii) the full replacement value of all such assets. All such policies of insurance shall (i) be in a form, in amounts and with insurers acceptable to the Bank, (ii) require at least thirty (30) days written notice to the Bank of termination or material alteration, (iii) name the Bank as a lender loss payee or additional insured as the case may be or be validly assigned to the Bank, in form and substance satisfactory to the Bank, and (iv) allow the Bank to pay any premiums therefor or deductibles thereunder for or on account of the Borrower. The Borrower shall deliver to the Bank certificates of such insurance and evidence of payment of all premiums therefor, quarterly statements which describe any and all claims in excess of $10,000. made thereunder and, at least ten (10) days prior to the expiration of such policies, certificates of renewal.

     F. The Borrower shall, as soon as practicable but in any event within five
(5) Business Days after the Borrower learns of any of the following, give written notice to the Bank of (i) any material proceeding instituted or threatened to be instituted, by or against the Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), and (ii) any material adverse change in business, assets or condition, financial or otherwise, of the Borrower.

     G. The Borrower shall deliver to the Bank, no later than the 30th calendar day after each quarter annual period, a written report ("Receivable Report"), which shall include, as of the last Business Day of the preceding quarter, the following, in form reasonably satisfactory to the Bank, including a comparison with the Individual Buyouts Projections or, if the Royal/Pinnacle Transaction is completed, a comparison with the Pinnacle Buyout Projections as set forth on Schedule B attached hereto and made a part hereof:

         (i) a detailed aged trial balance of Accounts as of the last day of the prior quarter annual period; and

         (ii) a detailed aged trial balance of Accounts as of the last day of the prior quarter annual period compared to Individual Buyouts Projections or the Pinnacle Buyout Projections, if the Royal/Pinnacle Transaction is completed; and

         (iii) a detailed schedule as of the last day of each quarter listing any adjustments on the Borrower's books and records to Accounts previously included in any Receivable Report.

     H. The Borrower shall deliver to the Bank, monthly on the 10th day of each month (i) the Borrower's internally prepared statements of income, retained earnings and changes in financial conditions for the prior month and year to date to such prior month, (ii) a monthly forecast for the prior month, on a rolling basis showing actual receipts and expenditures as compared to the budgeted amounts in form and content acceptable to the Bank and (iii) a monthly report of the amount being held as reserves by its broker/dealer and a certificate that the reserves are in compliance with applicable NASD, SEC and SIPC regulations.

     I. The Borrower will comply with all applicable laws and regulations with respect to its properties and business, or such laws and regulations as are hereafter enacted or promulgated by any governmental authority having jurisdiction over it or any of its properties.

     J. The Borrower shall discharge or cause to be paid and discharged all license fees, taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon its properties, or upon any part thereof, respectively, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon its properties, or any part thereof, provided that it shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, levy or claim so contested.

     K. The Borrower shall comply with all leases, mortgages or other instruments relating to any premises where any collateral is located or from where business is conducted.

     L. The Borrower and Guarantors covenant and agree that as long as this Agreement remains in effect, they shall not incur, create, assume or permit to exist any indebtedness or liability on account of borrowed money, except indebtedness subordinated to the payment of the obligations to the Bank on terms approved by the Bank in writing.

     M. The Borrower covenants and agrees that it shall make no payments on any subordinated debt, including the Investor Subordinated Debt. However, provided there is no default by the Borrower under the terms of this Agreement, the Borrower shall be permitted to pay The Travelers Insurance Company such amounts set forth in Individual Buyouts Projections or, if the Royal/Pinnacle Transaction is completed, as set forth in the Pinnacle Buyout Projections.

     N. The Borrower covenants and agrees that as long as this Agreement remains in effect, Borrower shall provide to the Bank copies of all term sheets or explanations for new joint ventures, new financing or sale of the Borrower, affiliate Borrower within two (2) business of its receipt of the same.

     O. The Borrower covenants and agrees that so long as this Agreement remains in effect, Borrower shall strictly achieve the earnings and expense forecasts shown on the Individual Buyouts Projections. However, if and when the Royal/Pinnacle Transaction is completed, the Borrower covenants and agrees that so long as this Agreement remains in effect, then Borrower shall strictly achieve the earnings and expense forecasts shown on the Pinnacle Buyout Projections.

     P. The Borrower covenants and agrees that so long as this Agreement remains in effect, Borrower shall not incur and pay for any capital or expense items which are not reflected on the Individual Buyouts Projections. However, if and when the Royal/Pinnacle Transaction is completed, the Borrower covenants and agrees that so long as this Agreement remains in effect, then Borrower shall not incur and pay for any capital or expense items which are not reflected on the Pinnacle Buyout Projections.

                                   Article VI
                        Consent to Pinnacle Transaction

     Upon the Effective Date, the Bank hereby consents to the sale of certain assets by the Borrower to Pinnacle provided that: (i) the Asset Purchase Agreement dated as of September 1, 2002, by and among Pinnacle and Borrower (the "Asset Purchase Agreement"), contains the substantive provisions contained in the September 24, 2002 draft, a copy of which is attached as Exhibit B, for which Pinnacle shall have indemnified Borrower for certain personal property and real property leases for which Borrower may remain liable to the applicable lessor; (ii) Pinnacle and Royal, Thomas Povinelli and David Puyear enter into the Rights and Information Transfer Facilitation Agreement (the "Facilitation Agreement") which contains the substantive provisions that are contained in version 6 of the Facilitation Agreement that was emailed to the Bank on November 7, 2002, attached as Exhibit C; (iii) the Bank has received a fully executed Assignment of Proceeds of Asset Purchase Agreement by Borrower to the Bank which has been accepted and agreed to by Pinnacle and Royal, in form and substance acceptable to the Bank and substantially in the form attached as Exhibit D (the "Assignment of Proceeds of Asset Purchase Agreement"); (iv) Borrower has filed a UCC-1 financing statement, in form acceptable to the Bank, perfecting Borrower's security interest in the assignment of the cash flow from Pinnacle to Borrower described in the Asset Purchase Agreement, which filing has been simultaneously assigned to the

Bank and (v) Borrower has provided sufficient documentation to the Bank that Borrower has a perfected security interest in Pinnacle's contract rights with Royal.

                                  Article VII
                               Security Interest

     A. Ratification of Prior Security Interest. The Borrower and Guarantors hereby ratify and confirm that the security interest in and to the collateral is valid, binding and in full force and effect and that the Bank has been granted a perfected first security interest in all assets of the Borrower pursuant to the terms of the Security Agreement, dated December 27, 2001 between the Borrower and the Bank.

     B. Financing Statements. The Borrower and Guarantors hereby authorize the Bank to file any and all Uniform Commercial Code financing statements, amendments or continuation thereto reasonably required by the Bank to perfect and maintain its security interests granted herein and in accordance with the Loan Documents.

     C. Uniform Commercial Code. As secured party the Bank shall have all of the rights of a secured party under the Uniform Commercial Code.

     D. Assignment of Proceeds of Asset Purchase Agreement. All proceeds paid to Borrower in accordance with the Asset Purchase Agreement shall in accordance with the terms of the Assignment of Proceeds of Asset Purchase Agreement (herein defined) be deposited in an account at the Bank in the name of Prime. So long as no default has occurred or demand been made on the Loan, the Bank shall permit Prime or the Borrower to utilize the funds in such account for payments in accordance with the terms of the Individual Buyouts Projections or, if the Royal/Pinnacle Transaction is completed, as set forth in the Pinnacle Buyout Projections. The Bank is hereby authorized to utilize the funds, when such funds are received in the account, to pay the amounts referred to in Article II of this Agreement to the extent such payments have not yet been paid. After a default or demand has occurred, the Bank is authorized to setoff against such funds as and when received and apply such funds in the account to any amounts outstanding in the sole and absolute discretion of the Bank.

     E. Further Assurances. The Borrower shall sign and deliver any other documents or perform such action in each case reasonably requested by the Bank to further the intent of or monitor this Agreement and the Loan Documents.

                                  Article VIII
                                  Acceleration

     A. Acceleration. In the event that the Bank makes demand for payment, the Borrower defaults in the prompt payment of the aforesaid indebtedness, or in the due performance of or compliance with any of the terms or conditions hereof or of the Loan Documents, the Bank may declare all of the indebtedness in accordance with the original terms of the Loan Documents to be immediately due and payable.

     B. Remedies. In the event of a demand or default, the Bank shall have such rights and remedies as are provided and permitted by the Loan Documents and applicable law and be reimbursed for its reasonable attorneys' fees and legal expenses incurred in connection with the enforcement of this Agreement.

     C. Default Interest Rate. After the occurrence of any default or demand for payment is made under the Loan Documents (other than the defaults in the Demand Letter), the interest rate shall be charged and be deemed payable at the rate per annum otherwise set forth in the Loan plus four (4%) percent per annum. In no event shall the rate of interest charged hereunder be in excess of the rate permitted by applicable law.

                                   Article IX
                                 Miscellaneous

     A. Reaffirmation by the Guarantors. The Guarantors confirm and acknowledge that they are legally and validly indebted to the Bank under the Guaranty of Payment without defense, counterclaim or offset, and affirms that the Guaranty of Payment remains in full force and effect and includes, without limitation, the indebtedness, liabilities and the obligations arising under, or in any way connected with, the Loan, this Agreement and the Loan Documents, whether now existing or hereafter arising and acknowledges that the liens and security interests granted pursuant to the Loan Documents to which such Guarantor is a party secures the foregoing indebtedness and the obligations.

     B. Loan Documents Remain Effective. Except for any modification specifically set forth herein or in the exhibits, the Loan Documents remain in full force and effect. Nothing herein shall be construed as a waiver of any rights or remedies which the Bank may have at law, equity, under the Loan Documents, as modified hereby, or otherwise, all of which are specifically reserved.

     C. Waiver and Release. The Borrower, North Ridge, Prime and Guarantors hereby unconditionally and irrevocably release, acquit and discharge the Bank, its subsidiaries and affiliates and all of their past and present officers, directors, agents, employees, servants, successors, attorneys, representatives and assigns of and from any and all liability, claims, actions, causes of actions, demands, rights, damages, costs, loss, expenses and attorneys fees, of whatsoever kind or nature, which in any way arise from, or are in any way connected with any aspect of the credit relationship between the Bank and the Borrower, North Ridge, Prime or the Guarantors, and from all events, transactions, circumstances and dealings surrounding or pertaining to such relationship, the Loan Documents, this Agreement or the exercise by the Bank of any legal or contractual remedies in connection with the Loan Documents, in each case only to the extent arising through the date hereof. The Borrower, North Ridge, Prime and Guarantors agree not to sue the Bank from the date hereof to the end of the world arising out of or pertaining to the provisions of this Agreement or the conduct of the Bank in connection with its relationship with Borrower, North Ridge, Prime and the Guarantors.

     D. Notices. All notices, demands, requests, consents, approval and other instruments under this Agreement shall be in writing and shall be deemed to have been actually or properly given when mailed by certified mail or by a reliable overnight courier, postage prepaid, addressed (a) if to Borrower or any of the Guarantors, to such party c/o the Borrower, at its address set forth on the first page hereof, or at such other address as Borrower or any Guarantor may have designated by notice to Bank and (b) to the Bank originally named herein at its address set forth on the first page hereof with a copy to Zeichner Ellman & Krause LLP, 575 Lexington Avenue, New York, New York 10022, Attn: Frederic M. Umane, Esq. or at such other address as Bank may have designated by notice to Borrower or Guarantor. Any notice can be given by the attorney for such party.

     E. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     F. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     G. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, nor consent to any departure by the Borrower from this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     H. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Bank and the Borrower or Guarantors and their respective successors and assigns, except that the Borrower or Guarantors may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank.

     I. Right to Inspect. At any time during the term of this Agreement, the Bank shall have the right to inspect the books and records and work in process of the Borrower during normal business hours upon two (2) days notice to the Borrower.

     J. No Waiver. No delay or omission in the exercise of any power or remedy herein provided or otherwise available to the Bank shall impair or affect the Bank's right thereafter to exercise same, including the execution of the Agreement.

     K. Waiver of Arbitration. The Borrower, North Ridge, Prime and each Guarantor hereby specifically waive their right to have any claim or controversy arising out of or relating to the Loan Documents or this Agreement be resolved by binding arbitration.

     L. Submission to Jurisdiction. (i) Any legal action or proceeding with respect to this agreement or any document related hereto may be brought in the courts of the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower, North Ridge, Prime or Guarantors, respectively, hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding.

         (ii) The Borrower, North Ridge, Prime or Guarantors, respectively, irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower or Guarantors at its address, and such service will become complete on the date such process is so mailed.

         (iii) Nothing contained in this Section, "Submission to Jurisdiction", shall affect the right of the Bank to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

     M. Expenses. The Borrower shall promptly pay all reasonable expenses of the Bank with respect to: (i) the drafting, negotiation and enforcement of this Agreement, including, but not limited to, reasonable attorneys fees and disbursements; (ii) inspection and evaluation of any collateral, from time to time, including collateral audits, consultants and appraisals; (iii) any filing, recording, title insurance or other fees and taxes or search fees incurred in protecting, perfecting and insuring the Bank's lien or security interest in the collateral; and (iv) all out of pocket expenses in connection therewith incurred by the Bank, including, but not limited to, site visits to view and observe the collateral.

     N. Non-Business Day Payments. Whenever any payment to be made under this Agreement shall be a Saturday, Sunday or a public holiday or the equivalent for banks generally under the laws of the State of New York (any other day being a "Business Day"), such payment shall be made on the next succeeding Business Day.

     O. TRIAL BY JURY. THE PARTIES HEREBY KNOWINGLY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATING IN ANY WAY TO THE CONSOLIDATED LOAN OR THIS AGREEMENT.

                          [Signature page to follow.]

     IN WITNESS WHEREOF, the undersigned, if a corporation, has caused this Agreement to be executed by its respective officer thereunto duly authorized, as of the date first above written.

                                      Gilman + Ciocia, Inc., as Borrower


                                      By: /s/ Michael Ryan
                                         -----------------------------------
                                         Michael Ryan
                                         President


                                      Wachovia Bank, National Association,
                                      f/k/a First Union National Bank, as Bank


                                      By: /s/ Joseph P. Hanley
                                         -----------------------------------
                                         Joseph P. Hanley
                                         Vice President


AGREED AND ACCEPTED:


/s/ Michael Ryan
--------------------------
Michael Ryan, Individual Guarantor


/s/ James Ciocia
--------------------------
James Ciocia, Individual Guarantor


/s/ Thomas Povinelli
--------------------------
Thomas Povinelli, Individual Guarantor


Prime Capital Services, Inc.


By: /s/ Michael Ryan
    ----------------------
    Michael Ryan
    President


North Ridge Securities Corp.


By: /s/ Michael Ryan
    ----------------------
    Michael Ryan
    President

Signature pages follow

Prime Financial Services, Inc.


By: /s/ Michael Ryan
    ----------------------
    Michael Ryan
    President


North Shore Capital Management Corp.


By: /s/ Michael Ryan
    ----------------------
    Michael Ryan
    President


Asset & Financial Planning, Ltd.


By: /s/ Michael Ryan
    ----------------------
    Michael Ryan
    President


e1040.com, Inc.


By: /s/ Michael Ryan
    ----------------------
    Michael Ryan
    President


G + C Schlager & Associates Inc.,


By: /s/ Michael Ryan
    ----------------------
    Michael Ryan
    President


G + C Mortgage Line Inc.


By: /s/ Michael Ryan
    ----------------------
    Michael Ryan
    President

COUNTY OF DUTCHESS,
STATE OF NEW YORK.


On the 2nd day of December in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared Michael Ryan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                                    /s/ Ted H. Finkelstein
                                                    ____________________________
                                                    Notary Public


COUNTY OF QUEENS,
STATE OF NEW YORK.


On the 2nd day of December in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared James Ciocia, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                                    /s/ Paula Barba
                                                    ____________________________
                                                    Notary Public

COUNTY OF WESTCHESTER,
STATE OF NEW YORK.

On the 27th day of November in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared Thomas Povinelli, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                                    /s/ Louis P. Karol
                                                    ____________________________
                                                    Notary Public